    As filed with the Securities and Exchange Commission on November 26, 2001

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                             NETWORK APPLIANCE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       77-0307520
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
               (Address of principal executive offices) (Zip Code)

                                   ----------

                 NETWORK APPLIANCE, INC. 1999 STOCK OPTION PLAN
              NETWORK APPLIANCE, INC. EMPLOYEE STOCK PURCHASE PLAN
                              ---------------------
                            (Full title of the Plans)

                                   ----------

                              DANIEL J. WARMENHOVEN
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                             NETWORK APPLIANCE, INC.
                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
                     (Name and address of agent for service)
                                 (408) 822-6000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                       Proposed          Proposed
           Title of                                    Maximum           Maximum
          Securities                  Amount           Offering         Aggregate          Amount of
             to be                    to be             Price            Offering        Registration
          Registered              Registered (1)      per Share           Price               Fee
-------------------------------------------------------------------------------------------------------
Network Appliance, Inc.
1999 Stock Option Plan           13,400,000 shares     $14.895(2)    $199,593,000.00(2)    $49,898.25
Common Stock, $0.001 par value

Network Appliance, Inc.
Employee Stock Purchase Plan      3,000,000 shares     $14.895(2)    $ 44,685,000.00(2)    $11,171.25
Common Stock, $0.001 par value
-------------------------------------------------------------------------------------------------------
                         Total:  16,400,000 shares         Aggregate Registration Fee:     $61,069.50
=======================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Network Appliance, Inc. 1999 Stock Option Plan or Network Appliance, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Network Appliance, Inc. on November 21, 2001, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

               Network Appliance, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 27, 2001, filed with the Commission on July 26, 2001, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2001, filed with the Commission on September 10, 2001; and

        (c) The Registrant's Registration Statement No. 000-27130 on Form 8-A filed with the Commission on November 1, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

               Not Applicable.

Item 5.  Interests of Named Experts and Counsel

               Not Applicable.

Item 6.  Indemnification of Directors and Officers

               Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article IX of the Certificate of Incorporation of the Registrant provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of their fiduciary duties to the Registrant and its stockholders. This provision does not eliminate any director's fiduciary duties and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.  Exemption from Registration Claimed

               Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------
  4                   Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statement No.
                      000-27130 on Form 8-A, together with the amendments and
                      exhibits thereto, which are incorporated herein by
                      reference pursuant to Items 3(c).

  5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1                Independent Auditors' Consent.

  23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

  24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

  99.1 Network Appliance, Inc. 1999 Stock Option Plan (As Amended and Restated Through October 18, 2001).

  99.2                Network Appliance, Inc. Employee Stock Purchase Plan (As
                      Amended and Restated Effective October 18, 2001).

Item 9.  Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Network Appliance, Inc. 1999 Stock Option Plan or the Network Appliance, Inc. Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 19th day of November, 2001.

                                        NETWORK APPLIANCE, INC.


                                        By: /s/ Daniel J. Warmenhoven
                                            ------------------------------------
                                            Daniel J. Warmenhoven
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Warmenhoven and Jeffry R. Allen, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                              Title                                             Date
---------                              -----                                             ----

/s/ Daniel J. Warmenhoven              Chief Executive Officer                    November 19, 2001
------------------------------         and Director
Daniel J. Warmenhoven                  (Principal Executive Officer)


/s/ Jeffry R. Allen                    Executive Vice President, Finance          November 19, 2001
------------------------------         and Operations, Chief Financial
Jeffry R. Allen                        Officer
                                       (Principal Financial and Accounting
                                       Officer)


/s/ Donald T. Valentine                Chairman of the Board and Director         November 19, 2001
------------------------------
Donald T. Valentine


/s/ Sanjiv Ahuja                       Director                                   November 19, 2001
------------------------------
Sanjiv Ahuja

/s/ Carol A. Bartz                     Director                                   November 19, 2001
------------------------------
Carol A. Bartz


                                       Director                                   November   , 2001
------------------------------
Michael R. Hallman


/s/ Dr. Sachio Semmoto                 Director                                   November 19, 2001
------------------------------
Dr. Sachio Semmoto


/s/ Robert T. Wall                     Director                                   November 19, 2001
------------------------------
Robert T. Wall

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             NETWORK APPLIANCE, INC.

                                  EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------
  4                   Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statement No.
                      000-27130 on Form 8-A, together with the amendments and
                      exhibits thereto, which are incorporated herein by
                      reference pursuant to Item 3(c).

  5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1                Independent Auditors' Consent.

  23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

  24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

  99.1 Network Appliance, Inc. 1999 Stock Option Plan (As Amended and Restated Through October 18, 2001).

  99.2                Network Appliance, Inc. Employee Stock Purchase Plan (As
                      Amended and Restated Effective October 18, 2001).